Exhibit 99.2

News Release	News Release
MAGNUM HUNTER RESOURCES ANNOUNCES CLOSING OF
NEW $150 MILLION CREDIT FACILITY
FOR EUREKA HUNTER PIPELINE, LLC
FOR IMMEDIATE RELEASE — Houston — (Market Wire) — August 17, 2011 — Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE Amex: MHR- PrC) (NYSE Amex: MHR- PrD) (the “Company” or “Magnum Hunter”) announced today that the Company’s wholly- owned subsidiary, Eureka Hunter Pipeline, LLC (“Eureka Hunter Pipeline”), has closed a new credit facility (the “Eureka Hunter Finance Facility”) totaling $150 million. The Eureka Hunter Finance Facility is comprised of two tranches: (i) a revolving credit facility in the aggregate principal amount of up to $100 million secured by a first lien on the assets of Eureka Hunter Pipeline (“Revolver”) with an initial committed amount of $25 million; and (ii) a $50 million term loan secured by a second lien on such assets (“Term Loan”). All of the Term Loan must be drawn before any of the Revolver is drawn and $31 million of the Term Loan was drawn at closing yesterday. Both the Revolver and the Term Loan are “non- recourse” to the parent company, Magnum Hunter.
The proceeds from the Revolver and the Term Loan will be used to finance capital expenditures for the construction of the Eureka Hunter Pipeline system located in northern West Virginia and Ohio. Advances under the Term Loan will be limited to 60% of the project’s “Total Capital” including equity and debt invested. As of August 15, 2011, Magnum Hunter has invested approximately $52 million of equity capital in the Eureka Hunter Pipeline project.
In addition, Magnum Hunter has received $21 million of net proceeds from the Term Loan Closing to repay existing indebtedness. As of August 16, 2011, Magnum Hunter had total liquidity including cash and availability under its credit facilities, including the Term Loan, of approximately $75 million, of which $55 million is available to fund its upstream capital program focused on the Company’s high growth resource plays.
The applicable interest rate margin of the Revolver ranges from LIBOR plus 2.25% to LIBOR plus 3.50%. The Term Loan accrues interest at a rate of 12.50% per annum; of which 2.75% is payable in cash or Magnum Hunter restricted common stock at the sole option of Magnum Hunter. The Revolver and the Term Loan contain other terms and conditions customary for financings of this type. The Revolver has a maturity of five years from date of closing and the Term Loan has a maturity of seven years from date of closing. SunTrust Robinson Humphrey, Inc. has served as the “Lead Arranger” and SunTrust Bank will serve as “Administrative Agent” for the Revolver. PennantPark Investment Corporation is the “Lender” for the Term Loan.

Management Comments
Mr. Ronald D. Ormand, Executive Vice President and Chief Financial Officer of Magnum Hunter, commented, “The closing of the Eureka Hunter Finance Facility for the Eureka Hunter midstream assets completes one of our primary financial goals for fiscal year 2011. Eureka Hunter Pipeline now has its own primary source of financing, provided on a non- recourse basis to Magnum Hunter, and the capital necessary to complete construction and expand operations of the pipeline through fiscal year 2012. In addition, with the return of $21 million in capital from the Eureka Hunter Finance Facility, Magnum Hunter has further increased its overall financial liquidity to in excess of $75 million. The additional liquidity provides Magnum Hunter with the necessary capital to fund the Company’s capital expenditure plan through the end of fiscal year 2011 and into fiscal year 2012.”
About Magnum Hunter Resources Corporation
Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition, development and production of oil and natural gas, primarily in the states of West Virginia, Kentucky, Ohio, Texas, and North Dakota and in Saskatchewan, Canada. The Company is presently active in three of the most prolific shale resource plays in North America, namely the Marcellus Shale, Eagle Ford Shale and Williston Basin/Bakken Shale.
For more information, please view our website at www.magnumhunterresources.com
Forward-Looking Statements
The statements and information contained in this press release that are not statements of historical fact, including all estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “will”, “could”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project”, “pursue”, “plan” or “continue” or the negative thereof or variations thereon or similar terminology. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among other, the following: adverse economic conditions in the United States and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil and natural gas; the effects of government regulation, permitting, and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques and tertiary recovery methods; the number of well locations to be drilled, the cost to drill, and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. Readers are cautioned not to place undue reliance on forward-looking statements, contained herein, which speak only as of the date of this document. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, including estimates, whether as a result of new information, future events, or otherwise. We urge readers to review and consider disclosures we make in our public filings made from time to time with the Securities and Exchange Commission that discuss factors germane to our business, including our Annual Report on Form 10-K, as amended for the year ended December 31, 2010 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Magnum Hunter Contact:	M. Bradley Davis
Senior Vice President of Capital Markets
bdavis@magnumhunterresources.com
(832) 203-4545